UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 8, 2008 (July 8, 2008)

Atlantic Wine Agencies, Inc.
(Exact name of registrant as specified in its charter)

Florida	333-63432	65-1102237
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Mount Rosier Estate (Pty) Ltd.
Farm 25 A-Sir Lowry’s Pass Village Somerset West, 7129 South Africa
(Address of principal executive offices) (Zip code)

011.27.218.581130
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.02. Termination of a Material Definitive Agreement

On July 8, 2008, Atlantic Wine Agencies, Inc., (the "Company") terminated a share exchange agreement it had entered with Independence Energy Corporation f/k/a Endeavor Energy Corporation (“Endeavor”), a privately held company located in Alberta, Canada, on May 16, 2008 (the "Agreement").

The acquisition was to be based upon securing an operating oil and gas production company with assets consisting of 31 sections of land under direct ownership and 80 sections held under farm-in agreements with six producing gas wells together with pipeline and infrastructure collection facilities.

Consideration for the acquisition was to consist of a share exchange subject to certain conditions, one of which was the completion of our satisfaction regarding due diligence materials.  However, Endeavor failed to satisfy us with respect to such matters.  As a result, the Company terminated the Agreement, effective today.

Item 9.01       Financial Statements and Exhibits

(c)   Exhibits.

The following documents are being filed herewith by Atlantic Wine Agencies, Inc., as exhibits to this Current Report on Form 8-K:

10.1    Termination Letter

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlantic Wine Agencies, Inc.

Date: July 8, 2008	By:	/s/ Adam Mauerberger
Adam Mauerberger
President

EXHIBIT INDEX

Exhibit No.	Description
10.1	Termination Letter